UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

American CareSource Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33094	20-0428568
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ivan Allen Jr. Blvd, Suite 510 Atlanta, Georgia 30308
(Address of Principal Executive Offices)

(404) 465-1000
(Registrant’s Telephone Number, Including Area Code) (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 3, 2016, American CareSource Holdings, Inc. borrowed $1,638,888.50 from three of the Company’s directors, John Pappajohn, Mark Oman, and Matt Kinley. The loan is evidenced by promissory notes issued to each such director, which bear interest at 6% per annum. Interest-only payments are due and payable under the promissory notes on the first day of each calendar month after the date of issuance, and all principal and accrued but unpaid interest are due and payable 18 months after the date of issuance. The description of the promissory notes in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the form of promissory note which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

For the offer and sale of the promissory notes described under Item 2.03 above, we have relied on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Promissory Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2016

American CareSource Holdings, Inc.

By:	/s/ Adam S. Winger
Adam S. Winger President and CEO

Exhibit Index

Exhibit No.	Description

10.1	Form of Promissory Note.